Riviera Holdings Corporation
                                2901 Las Vegas Boulevard South
                                      Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                                      TRADED: AMEX - RIV
                                      www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Phil Simons, CFO                            Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email: psimons@theriviera.com               Email: betsytruax_hartman@msn.com

FOR IMMEDIATE RELEASE:


     RIVIERA HOLDINGS' THIRD QUARTER 2008 CONFERENCE CALL SET FOR NOVEMBER 6

LAS VEGAS, NV - October 20, 2008 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) third quarter financial results, the Company will hold a conference call on Thursday, November 6, 2008 at 2 p.m. EDT.

What:   Riviera Holdings Third Quarter 2008 Financial Results

When:   Thursday, November 6, 2008, 2 p.m. EDT/ 11 a.m. PDT

Where:  http://www.videonewswire.com/event.asp?id=52670
         or www.theriviera.com

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses or dial the toll-free number below

Live call via telephone:   866-293-8971   (international: 913-312-1267)

Replay information:    888-203-1112, code 4855586

Contact information:   Betsy Truax 208-241-3704 or betsytruax_hartman@msn.com

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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